================================================================================

     As filed with the Securities and Exchange Commission on August 2, 2006
                             - Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------



                              Vonage Holdings Corp.
             (Exact name of registrant as specified in its charter)

              Delaware                                       11-3547680
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                                 23 Main Street
                            Holmdel, New Jersey 07733
          (Address of principal executive offices, including zip code)

                 VONAGE HOLDINGS CORP. 2001 STOCK INCENTIVE PLAN
                    VONAGE HOLDINGS CORP. 2006 INCENTIVE PLAN
                            (Full title of the plans)

                    ----------------------------------------

                                  John S. Rego
                            Executive Vice President,
                       Chief Financial Officer & Treasurer
                              Vonage Holdings Corp.
                                 23 Main Street
                            Holmdel, New Jersey 07733
                                 (732) 528-2600
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
    Title of securities          Amount to be        offering price           aggregate              Amount of
      to be registered          registered (1)        per share (2)      offering price (2)      registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                  44,058,743               $7.36           $324,192,872             $34,688.64
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Vonage Holdings Corp. (the "Registrant") common stock, par value $0.001 per share ("Common Stock"), that become issuable under the Vonage Holdings Corp. 2001 Stock Incentive Plan (the "2001 Plan") or 2006 Incentive Plan (the "2006 Plan") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Based on the exercise price of stock options previously awarded under the Plans with respect to 16,594,079 shares of Common Stock subject thereto and estimated with respect to 27,464,664 shares of Common Stock available for future awards in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 26, 2006.


================================================================================

                                     Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*





------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents that the Registrant has filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

   (a) The Registrant's Prospecuts (the "Prospectus"), dated May 23, 2006, filed pursuant to Rule 424(b) under the Securities Act on May 23, 2006 (and which relates to Registrant's Registration Statement on Form S-1 (Registration No. 333-131659), first filed by the Registrant with the Commission on February 8, 2006, as amended).

   (b) All Reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2005.

   (c) The description of the Registrant's Common Stock set forth in the Prospectus under the caption "Description of Capital Stock", which description has been incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A, filed by the Registrant with the Commission on May 19, 2006 (Registration No. 001-32887).

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by Delaware Law and authorizes the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person under the Registrant's Restated Certificate of Incorporation or Delaware Law.

         The Registrant maintains directors and officers liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Holmdel, State of New Jersey on July 31, 2006.



                                       VONAGE HOLDINGS CORP.
                                       (Registrant)


                                       By: /s/ John S. Rego
                                          --------------------------------------
                                       Name:  John S. Rego
                                       Title: Executive Vice President,
                                              Chief Financial Officer &
                                              Treasurer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of John S. Rego and Sharon A. O'Leary, and each of them, acting alone, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 31, 2006.

   Signature                                  Capacity
   ---------                                  --------


 /s/ Michael Snyder
------------------------------           Chief Executive Officer and Director
Michael Snyder                           (Principal Executive Officer)

 /s/ John S. Rego
-----------------------------            Executive Vice President, Chief
John S. Rego                             Financial Officer & Treasurer
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)


 /s/ Jeffery A. Citron
-----------------------------            Chairman, Chief Strategist and Director
Jeffery A. Citron


 /s/ Betsy S. Atkins
-----------------------------            Director
Betsy S. Atkins


 /s/ Peter Barris
-----------------------------            Director
Peter Barris

 /s/ Morton David
-----------------------------            Director
Morton David


 /s/ Orit Gadiesh
-----------------------------            Director
Orit Gadiesh


 /s/ J. Sanford Miller
-----------------------------            Director
J. Sanford Miller


 /s/ Hugh Panero
-----------------------------            Director
Hugh Panero


 /s/ Governor Thomas J. Ridge
-----------------------------            Director
Governor Thomas J. Ridge


 /s/ John J. Roberts
-----------------------------            Director
John J. Roberts


 /s/ Harry Weller
-----------------------------            Director
Harry Weller

                                  EXHIBIT INDEX


         The following exhibits are filed as part of this Registration
Statement:


         Number      Title of Exhibit
         ------      ----------------

           4.1 Form of Restated Certificate of Incorporation of Vonage Holdings Corp. (previously filed as Exhibit 3.1 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-131659) filed by the Registrant with the Commission on April 28, 2006, and incorporated herein by reference).

          4.2 Form of Amended and Restated By-Laws of Vonage Holdings Corp. (previously filed as Exhibit 3.2 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-131659) filed by the Registrant with the Commission on April 28, 2006, and incorporated herein by reference).

          4.3 Form of Certificate of Vonage Holdings Corp. Common Stock (previously filed as Exhibit 4.1 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-131659) filed by the Registrant with the Commission on May 8, 2006, and incorporated herein by reference).

          4.4        2001 Stock Incentive Plan of Vonage Holdings Corp.
                     (previously filed as Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-131659) filed by the Registrant with the Commission on April 7, 2006, and incorporated herein by reference).

          4.5 2006 Incentive Plan of Vonage Holdings Corp. (previously filed as Exhibit 10.20 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-131659) filed by the Registrant with the Commission on April 28, 2006, and incorporated herein by reference).

            5*       Opinion of Shearman & Sterling LLP.

          23.1*      Consent of BDO Seidman, LLP.

          23.2*      Consent of Amper, Politziner & Mattia P.C.

          23.3*      Consent of Shearman & Sterling LLP (contained in Exhibit
                     5).

          24* Power of Attorney (included as part of the signature pages to this Registration Statement).



         *        Filed herewith.